  EXHIBIT 99.1

Premier Biomedical Appoints Dr. Patricio Reyes to Board and Chief Technical Officer

El Paso, Texas, August 22, 2016 -- Premier Biomedical, Inc. (OTCQB: "BIEI") announced the appointment of Dr. Patricio F. Reyes to its Board of Directors and to the position of Chief Technical Officer (CTO) effective immediately He will report to Premier’s President and CEO, William A. Hartman. As Chief Technical Officer, Dr. Reyes fills the vacancy recently created by the untimely passing of Dr. James Frincke. Our condolences go out the family of Dr. Frincke.

Dr. Reyes, MD, FAAN, a board certified neurologist and neuropathologist, is Chief Medical Officer and Board Member of the Retired National Football League Players Association. Dr. Reyes is a board member, and former Chair of the Education Committee and 2009 Distinguished Educator of the Association of Ringside Physicians. He is a Fellow of the American Academy of Neurology and was former Professor of Neurology and Neuropathology at Thomas Jefferson Medical School in Philadelphia, Pennsylvania, and Professor of Neurology, Pathology and Psychiatry at Creighton University School of Medicine in Omaha, Nebraska.

Dr. Reyes established the first clinic dedicated to the treatment of Alzheimer's disease and dementia at the Audie Murphy VA Hospital and at the University of Texas in San Antonio, where he pioneered the rapid brain autopsy system. He went on to build the same programs at Jefferson Medical College and Creighton University School of Medicine. He was principal investigator of the first FDA approved oral drug and skin patch treatment for Alzheimer's disease and the recipient of several research grants from the VA, NIH, NIA, industry, public and private foundations and donations from grateful patients, along with several prestigious achievement awards.

William A. Hartman, President and CEO of Premier Biomedical stated, “Dr. Reyes is an extremely talented and accomplished medical professional, and we are fortunate that he has agreed to become our Chief Technical Officer. His experience will be a key catalyst as we move forward with pain relief products, planned for market introduction in the first half to 2017, and to reinvigorate our research on proprietary treatments for Alzheimer’s Disease and Traumatic Brain Injury.”

For more information please contact:

William A. Hartman

President and CEO

Premier Biomedical Inc.

(724) 633-7033

w.hartman@premierbiomedical.com

http://www.premierbiomedical.com/

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About Premier Biomedical, Inc.

Premier Biomedical, Inc. (OTCQB: BIEI) is a research-based publicly traded company that intends to discover and develop medical treatments for a wide range of diseases in humans. Premier has licensed the technology behind multiple provisional patents in the United States and a PCT Europe National Patent. Founded in 2010, Premier has partnered with the Department of Defense with Center of Expertise at the William Beaumont Army Medical Center and the University of Texas at El Paso (UTEP). The company's R&D efforts are centered in El Paso, TX, and their business offices are in Western Pennsylvania. The Company is a fully-reporting issuer whose common stock trades on the OTCQB marketplace maintained by OTC Markets Group, Inc. under the ticker symbol "BIEI." http://www.premierbiomedical.com/

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Premier Biomedical, Inc. cautions that statements, and assumptions made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates made by management. Actual results could differ materially from current projections or implied results. Premier Biomedical, Inc. undertakes no obligation to revise these statements following the date of this news release.